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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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ILLINI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF ILLINI CORPORATION

TO THE SHAREHOLDERS OF
ILLINI CORPORATION:

The Annual Meeting of Shareholders of Illini Corporation will be held at Illini Bank, 120 South Chatham Road, Springfield, Illinois, on Thursday, May 25, 2000, at 10:00 a.m. local time for the purpose of:

  l.
  The election of four Directors, each of whom is to hold office for a term of three years and until their successors have been duly elected and qualified.

  2.
  The ratification of approval of Olive LLP as independent auditors for 2000.

  3.
  Transaction of other business that may be properly brought before the meeting or any adjournment thereof.

The close of business on April 19, 2000 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                      By Resolution of the Board of Directors

                      /s/ William B. McCubbin

                      William B. McCubbin
                      Secretary

Springfield, Illinois
April 20, 2000

Illini Corporation

3200 West Iles Avenue
Springfield, Illinois 62707

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2000

    This proxy statement is furnished in connection with the solicitation by the Board of Directors, each a "Director" and collectively, the "Directors" of Illini Corporation ("Illini"), an Illinois corporation, of proxies for use at the Annual Meeting of Shareholders of Illini to be held at 10:00 A.M. local time, Thursday, May 25, 2000, at Illini Bank, 120 South Chatham Road Springfield, Illinois, and any adjournments thereof. The Board of Directors has fixed the close of business on April 19, 2000, as the record date for determining shareholders entitled to notice of, and to vote at the Annual Meeting. On the record date, Illini had 571,789 outstanding shares of $10.00 par value common stock (the "Common Stock"), all of which are entitled to vote at the annual meeting. This proxy statement and form of proxy are first being mailed to Illini's shareholders on or about April 20, 2000.

    The proxy provides instructions for voting for all Director nominees or for withholding authority to vote for one or more Director nominees. Shareholders have cumulative voting rights in the election of Directors. Accordingly, each shareholder is entitled to such number of votes as equals the number of shares owned by him as of the record date multiplied by the number of Directors to be elected (4), all of which votes may be cast for one nominee or distributed among two or more nominees as the shareholder may see fit. There are no state-prescribed requirements that shareholders must meet prior to making use of cumulative voting. On all other matters, shareholders are entitled one vote per share.

    Shares of Common Stock represented by properly executed proxies received by Illini will be voted at the meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted by the proxy holders at their discretion FOR the election of the four nominees listed below, FOR the ratification of Olive LLP as independent auditors for 2000, and in the discretion of the proxy holders on other matters. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the amount of shares voted on any item. A shareholder may revoke his proxy by a later proxy or by giving notice of such revocation to Illini in writing before or at the time of the meeting. Attendance at the meeting will not in and of itself constitute the revocation of a proxy.

    The cost of solicitation of proxies will be paid by Illini. In addition to the solicitation by mail, officers, directors, and employees of Illini may solicit proxies by telephone, telegram, or by personal interviews. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

    A copy of Illini's Annual Report on Form 10-KSB for 1999 is enclosed, but is not incorporated into this proxy statement or made a part of the proxy soliciting material.

Proposal I—Election of Directors

    Under Illini's Articles of Incorporation, as amended, the Board of Directors is divided into three classes. The Board of Directors presently consists of thirteen (13) members. Each year, the shareholders are asked to elect the members of a class for a term of three years. The Board of Directors, therefore, recommends the following nominees for election as Directors for a term ending at the Annual Meeting in 2003:

    Messrs. Thomas A. Black, Ronald E. Cramer, Lawrence B. Curtin and Ms. Cathleen Sweeten

    It is expected that all shares of Common Stock represented by an executed proxy in the accompanying form will be voted equally for the election of the persons listed above as Directors for whom authority to vote has not been withheld unless some other allocation of votes is specified on such proxy. Notwithstanding the foregoing, the proxy holders reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such Director nominees depending upon circumstances at the meeting. Whether or not any shares are voted cumulatively, the four persons receiving the highest number of votes will be elected as Directors. The Board of Directors has no reason to believe that any of the nominees will not be available to serve if elected. However, if any of the nominees are not available to serve if elected, proxies may be voted for election of other persons selected by the Board of Directors.

Directors and Executive Officers

    The information on the following page is provided with respect to each nominee for Director and each Director whose term of office extends beyond the date of the Annual Meeting and who will continue in office for their existing terms. On November 4, 1993, Illini Bank East, Illini Bank Menard County, and Illini Bank North were merged with, into, and under the charter of Illini Bank, a wholly-owned subsidiary of Illini (the "Illini Banks Merger"). As discussed herein, certain of the Directors were directors of the Illini Banks prior to the Illini Banks Merger.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
FOR THE FOUR DIRECTOR NOMINEES.

    Name, Age, Principal Occupation                                                                                                  Director of
    and other Directorships                                                                                                              Illini Since

Nominees for the term ending in 2003

    Thomas A. Black—62, Management                                                                                                  1983

    Mr. Black has been employed by Caterpillar Tractor Company since 1956 and has held a management position since 1973. He served as a director of Illini Bank-East until the Illini Banks Merger was consummated, and now serves as a director and Chairman of the Board of Illini Bank. Mr. Black also serves as Chairman of the Board of Illini and has held such position since 1983. Mr. Black also serves as Chairman of the Board of Farmers State Bank of Camp Point since the merger was consummated in November 1999.

    Ronald E. Cramer—58, Real Estate                                                                                                  1987

    Mr. Cramer has operated a real estate management and construction business for the majority of his life. He previously served as President of Illini Bank of Menard County until August of 1991 and as a director and Chairman of the Board of Illini Bank of Menard County until the Illini Banks Merger was complete. He also serves as a director of Illini Bank.

    Lawrence B. Curtin—73, Farmer                                                                                                  1983

    Mr. Curtin owns and operates a large corn and soybean farm and has been in farming his entire life. He served as a director and Chairman of the Board of Illini Bank-East until the Illini Banks Merger was completed. He also serves as a director of Illini Bank.

    Cathleen Sweeten—30, Strategic Planning Analyst                                            New

    Ms. Sweeten is a Strategic Planning Analyst with Horace Mann for the last year. Ms. Sweeten is the daughter of Charles H. Delano, III, another director of Illini who was first elected to the Board of Directors in 1999. Ms. Sweeten has been asked by Ida R. Noll to seek a position on Illini's Board of Directors. Information with respect to Ida R. Noll's ownership of Illini Common Stock is set forth on page 8 of this Proxy Statement.

Continuing Directors for the term ending in 2001:

    William B. McCubbin—62, Farmer                                                                                                              1983

    Mr. McCubbin has engaged in farming in Sangamon County since 1961. He served as a director of Illini Bank-Coffeen until its consolidation with Illini Bank in 1991 and 1993. Mr. McCubbin now serves as a director and secretary for both Illini and Illini Bank.

    Burnard K. McHone—60, Banking Executive                                                                                      1992

    Mr. McHone assumed the position of President of Illini on January 1, 1992, and was subsequently elected a Director at the 1992 Annual Meeting. Prior to accepting these positions, Mr. McHone had over 15 years of bank management experience as President, Chairman and Controller of Farmers National Bank of Geneseo and Farmers National Bancorp, Inc. Effective with the consummation of the merger of Illini Bank in 1993, Mr. McHone was appointed as a Director and President of Illini Bank. Mr. Mchone was also appointed as a Director of Farmers State Bank of Camp Point effective with the consummation of the merger in November 1999.

    Robert F. Olson—69, Retired State Representative                                                                              1988

    Mr. Olson has been retired as State Representative from the Illinois General Assembly since 1994. He is also a retired farmer. He currently operates a Farm Management Service for out of state landowners. He served as a director and Chairman of the Board of Illini Bank-North until the Illini Banks Merger. Mr. Olson also serves as a director of Illini Bank.

    N. Ronald Thunman—68, President of CAE Electronics                                                                     1997

    Mr. Thunman is the President of CAE Electronics Corporation in Leesburg, Virginia since March 1995 and recently named Chairman of the Board of Pinkerton Government Services. Previously, Mr. Thunman was Chairman of the Board of Directors of ABB Government Services Corporation from 1990 through 1995. Mr. Thunman is a retired Vice Admiral from the United States Navy. Mr. Thunman also serves as a director of Illini Bank.

    William G. Walschleger Jr.—77, Retired Land Surveyor                                                                     1986

    Mr. Walschleger has owned Walschleger Land Surveyors since 1963. Mr. Walschleger operated the business until his retirement in 1995. He served as Chairman of the Board of Illini Bank-Danvers until the August 1991 directorate consolidation. He continues to serve as a director of Illini Bank.

    Perry Williams—75, Retired                                                                                                              1988

    Mr. Williams retired in 1986 as a property manager, formerly employed by the State of Illinois. He served as President of the Elkhart Bank before its merger. He served as a director of Illini Bank-North until the consummation of the Illini Banks Merger.

Continuing Directors for the term ending in 2002

    Charles H. Delano III—59, Attorney                                                                                                              1999

    Mr. Delano has been an owner and president of Delano Law Office since 1964. Mr. Delano is counsel to Mae H. Noll and had been asked by Mae H. Noll to seek a position on Illini's Board of Directors. Information with respect to Mae H. Noll's ownership of Illini Common Stock is set forth on Page 8 of this Proxy Statement.

    Kenneth G. Deverman—50, Farmer                                                                                                              1987

    Mr. Deverman has been a grain and livestock farmer in Greenview since 1972. He served as a director of Illini Bank of Menard County until the Illini Banks Merger was completed.

    William N. Etherton—73, Farmer                                                                                                               1994

    Mr. Etherton owns and operates a large grain and livestock farm and has been in farming his entire life. He also serves as a director of Illini Bank.

    John H. Pickrell—80, Farm Manager                                                                                                               1983

    Mr. Pickrell has operated a farm and has been engaged in farm management since 1978. He was appointed as a director and Treasurer of Illini Bank upon consummation of the Illini Banks Merger. Mr. Pickrell is also Treasurer of Illini and has held such position since 1983.

    Messrs. McCubbin, Pickrell, Black, and Curtin have each held the position indicated since Illini was chartered in 1983. Mr. Walschleger was added to the Board of Directors of Illini in 1986 upon consummation of Illini's acquisition of Sherman Banc Shares, Inc. Likewise, Messrs. Cramer and Deverman were added to Illini's Board in 1987 upon consummation of Illini's acquisition of Greenview Banc Shares, Inc. Messrs. Olson and Williams were added to the Board in 1988 upon consummation of Illini's acquisition of Elkhart Banc Shares, Inc. Messrs. McHone and Etherton were added to the Board in 1992 and 1994, respectively, upon reorganization of Illini's corporate structure. Mr. Thunman was added to the Board of Directors of Illini in 1997 to replace the seat vacated by the death of Robert Goldman. Mr. Delano was added to the Board of Directors of Illini in May, 1999.

    During 1999, the Board of Directors of Illini held thirteen meetings. Each of the current Directors attended more than 75% of the total number of meetings of the Board of Directors and of all Committees of which they were members.

    The Board of Directors has established Committees to assist in the discharge of its responsibilities. In 1989, the Audit Committee was established and assigned the responsibility of oversight of the external and internal audit functions. Accordingly, this Committee enters into engagement agreements with Illini's external auditors and monitors the progress and scope of external and internal audits and their reported results. The present Directors serving on this Committee are Messrs. Curtin, Black, Cramer, Etherton, McCubbin and Pickrell. During 1999, the Audit Committee met five times.

    In 1991, the Board established a Compensation Committee, which met twice during 1999 and consists of Messrs. Black, Delano, Deverman, Olson, Thunman, Walschleger, and Williams. This Committee was created by Illini to oversee and control all administration of employee compensation and benefit matters for Illini and its subsidiary banks.

    In 1992, the Board established a Shares Committee that did not meet during 1999 and consists of Messrs. Black, Cramer, Etherton, McHone, Pickrell, and Walschleger. The Shares Committee was established for the principal purpose of representing the ownership interests of the Company's shareholders. In addition, the Committee shall be responsible for continuously reviewing the trading in the capital shares of the Company and reporting thereon to the full Board.

    In 1996, the Board established a Nominating Committee, which met three times during 1999 and consists of Messrs. Black, Cramer, Etherton, McCubbin, McHone, Olson, Pickrell and Thunman. The Nominating Committee was created by Illini to oversee the duties of nominating a slate for election to the Board of Directors and with reviewing and determining the qualifications and eligibility of any nominee.

    In 1999, the Board established an Executive Committee, which met 8 times during 1999. The Executive Committee is comprised of Mssrs. Thunman, Black, Cramer, Curtin, Etherton, McCubbin, McHone, Olson and Pickrell. The Executive Committee was established to act directly on behalf of the Board during interim periods between Board meetings and during emergencies.

    The Executive Committee is also responsible for reviewing all litigation pending or threatened by or against Illini or its subsidiaries and, except where settlement of any such litigation will involve an aggregate expenditure in excess of $1 million, the Executive Committee has authority to authorize settlement or compromise of any such litigation.

Executive Officers

    The following table provides information with respect to the executive officers of Illini as of March 31, 2000 (or earlier), including all positions and offices with Illini.

Name	Age	Office
Thomas A. Black	62	Chairman of the Board
N. Ronald Thunman	68	Vice Chairman of the Board
Burnard K. McHone	60	President
William B. McCubbin	62	Secretary
John H. Pickrell	80	Treasurer
James L. Adkins	52	Chief Operating Officer
Douglas F. Finn	44	Vice President of Sales & Service
Ronald E. Wenger	45	Senior Vice President of Credit Administration

Business Experience of Non-Director Executive Officers

    James L. Adkins—52                                                                          Chief Operating Officer

    Mr. Adkins joined Illini and Illini Bank in February 1999 as Vice President of Commercial Lending. In September 1999 his duties were expanded and he was named Senior Vice President and Chief Operating Officer of Illini Bank. Prior to joining Illini, Mr. Adkins served as Vice President of Central Illinois Bank located out of Normal, Illinois.

    Douglas F. Finn—44                                                                         Vice President of Sales & Service

    Mr. Finn joined Illini Bank in October 1997 as Banking Center Manager of Iles & Koke Mill. In February 1999, he was promoted to Vice President of Sales & Service after the departure of Tony McLain. From 1981 to 1997, Mr. Finn was employed by Bank One and held the title of Assistant Vice President from 1995 to 1997.

    Ronald W. Wenger—45                                                                         Senior Vice President of Credit Administration

    Mr. Wenger joined Illini Bank in August of 1978. He worked for First State Bank until the Illini Banks Merger when he was named Vice President of Commercial Loans. In June 1998, Mr. Wenger was named Vice President of Credit Administration for Illini and Illini Bank and was recently promoted to Senior Vice President in February 1999.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth information as of February 29, 2000, with respect to all shareholders known to Illini to have been the beneficial owners of more than five percent of its Common Stock and the shares of Common Stock of Illini beneficially owned by each Director, Nominee and by all Directors and executive officers of Illini as a group based upon information received from such persons. Beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest. Unless otherwise indicated, all persons shown in the table below have sole voting and dispositive power or share voting and dispositive power with members of their immediate families with respect to the number of shares listed next to their names.

		Common Stock Beneficially Owned
Name of Beneficial Owner	Address(3)	Number of Shares	Percentage of Total
D. Marlene H. Huls,	One Huls Place	123,333	21.57%
Executor of the Estate of	Gifford, Illinois 61847
Ernest H. Huls
Mae H. Noll (1)	903 South Lincoln Ave.	63,989	11.19%
	Springfield, IL 62704-2338
Ida R. Noll (2)	1190 Williams Blvd.	44,863	7.85%
	Springfield, IL 62704-2833
Thomas A. Black	8,194	1.43%
Ronald E. Cramer	8,938	1.56%
Lawrence B. Curtin	3,007	0.53%
Charles H. Delano, III	239	0.04%
Kenneth Deverman	1,073	0.19%
William N. Etherton	8,091	1.42%
William B. McCubbin	2,685	0.47%
Burnard K. McHone	5,337	0.93%
Robert F. Olson	2,309	0.40%
John H. Pickrell	2,007	0.35%
Cathleen Sweeten	6	0.001%
N. Ronald Thunman	2,360	0.41%
William G. Walschleger Jr.	100	0.02%
Perry Williams	444	0.08%
All 14 Directors, Nominees, and Executive Officers as a group	44,790	7.83%

(1)
Mae H. Noll is the mother-in-law of Ida R. Noll. The information regarding the beneficial ownership of Illini Common Stock by Mae H. Noll was derived from a Schedule 13D filed by Mae H. Noll with the Securities and Exchange Commission on January 28, 1999.

(2)
Ida R. Noll is the daughter-in-law of Mae H. Noll. Information regarding the beneficial ownership of Illini Common Stock by Ida R. Noll was derived from a Schedule 13D filed by Ida R. Noll with the Securities and Exchange Commission on March 17, 2000.

(3)
Provided for beneficial owners of more than five percent of Common Stock.

Executive Compensation

    The following table sets forth the compensation for 1999 awarded to or earned by the Chief Executive Officer of the Company.

Summary Compensation Table
Annual Compensation

Name and Principal Position	Year	Salary($)	Bonus($)
Burnard McHone	1999	$111,500	$0
President	1998	$110,000	$0
	1997	$108,500	$0

    No other executive officer of Illini received compensation in 1999 in excess of $100,000.

Employment Agreement

    Illini and Illini Bank have entered into employment agreements with Burnard K. McHone, James L. Adkins, Douglas F. Finn, and Ronald Wenger. Mr. McHone, and Mr. Wenger's employment agreements were effective as of November 24, 1998, and provide that they shall be employed until December 31, 2000. Mr. Adkins' employment agreement was effective as of February 5, 1999, and Mr. Finn's as of March 2, 1999, and provide that they shall be employed until December 31, 2001. Unless sooner terminated in accordance with the terms outlined in the employment agreements, all obligations shall terminate after the expiration of the employment terms of the respective employment agreements. The Officers may, with the consent of the Company, continue to be employed by Illini and Illini Bank after the expiration of the employment term of the respective employment agreements on such terms and conditions as may be agreed upon by Illini and the Officers. These Officers may terminate the employment agreements at any time upon 30 days' prior notice to Illini.

    Illini may terminate the Agreements without cause prior to the Term, by providing thirty days notice to the Officer. In such event, the Officer shall have no further obligation to Illini, except the duty to not disclose confidential information outlined in the Agreement, and Illini shall have no further obligation to the Officer from the date of such termination except (a) to pay to the Officer the salary payment in the amount in effect on the date of termination, for a period of six months from the date of termination, (b) to pay to the Officer any other benefits due under Illini's compensation and benefit plans for a period of six months from the date of termination, and (c) to pay to the Officer reasonable expenses of out placement services within the financial institutions industry during the six month period following the date of termination; provided, however, out placement expenses shall be paid only upon actually incurring such expenses and the Officer's furnishing of evidence thereof to Illini and shall not include moving or relocation expenses.

    In the event there is a "Change in Control" of the Company during the employment term, and (a) within the period commencing three months prior to the date of a Change in Control and ending six months following the date of the Change in Control, the Officer's employment hereunder is terminated by Illini other than for Cause; or (b) within the employment term, the Officer resigns from his employment upon thirty days written notice given to the Company within thirty days following a material change in the Officer's title, authorities of duties, in effect immediately prior to the Change in Control, a reduction in the compensation or a reduction in benefits or compensation and benefit plans from the amount of compensation and benefits in effect immediately prior to the Change in Control, or a change of the Officer's principal place of employment without his consent to a city more than 25 miles from Springfield, Illinois, then the Officer shall have no further obligation to Illini, except the duty not to disclose confidential information in accordance with the employment agreement. Illini shall have no further obligation to teh Officer from the date of termination except to pay the Officer the salary amount in effect on the date of termination for a period of twelve months from the date of termination.

Compensation of Directors

    Directors of Illini receive $200 for each Director's meeting attended and $100 for each Committee meeting attended on which they serve. Those Directors who also serve as salaried officers of Illini do not receive Directors' fees from Illini. Certain Directors also receive fees as a director of Illini's subsidiary, which is $400 for each Director's meeting attended and $100 for each Loan Committee meeting attended. The Chairman of the Board receives fees in the amount of one and one-half the amount paid to other Directors.

    In 1999, certain Illini directors engaged the legal services of Samuels, Miller, Schroeder, Jackson & Sly to represent the directors in connection with the actions by Ida R. Noll against Illini and all members of Illini's Board of Directors except William Walschleger, Jr. and Charles H. Delano, III. (See legal proceedings below). Illini has paid this firm a total of $12,319.64 in 1999 for the legal service rendered in defense of the Illini Directors named above.

Transactions with Directors, Executive Officers and Associates

    During 1999, some of the Directors and executive officers of Illini (and members of their immediate families and corporations, organizations and trusts with which these individuals are associated) have been indebted to one or more of the subsidiary banks in amounts of $60,000 or more. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan was classified by any of the subsidiary banks as of December 31, 1999 as a non-accrual, past due, restructured or potential problem loan.

    Outside of normal customer relations, none of the Directors, executive officers, or 5% shareholders of Illini (or members of their immediate families) currently maintains or has maintained during 1999 any significant business or personal relationship with Illini or any of its subsidiaries other than such as might arise by virtue of such person's ownership interest in, or position with, Illini.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires Illini's executive officers and Directors, and persons who own more than ten percent of a registered class of Illini's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, Directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on a review of the copies of such forms received by Illini, Illini believes that, during the period from January 1, 1999 until December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, Directors and ten percent shareholders were met.

Proposal II—Ratification of Appointment of Independent Auditors

    KPMG Certified Public Accountants, served as the Company's independent auditors for the year 1999. The Board of Directors has retained Olive LLP as Illini's independent auditors for the year 2000, subject to ratification by shareholders by the affirmative vote of a majority of the votes of shares represented at the Annual Meeting, provided a quorum is present.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE RATIFICATION OF

Shareholder Proposals

    Under our Bylaws, certain procedures are provided which a shareholder must follow to nominate persons for Director or to introduce an item of business at an Annual Meeting of Shareholders. Nominations for Directors or introduction of an item of business should be submitted in writing to the Company's secretary at P.O. Box 13257, Springfield, Illinois 62791-3257. The submission of a proposed item must be received:

  •
  Not earlier than 90 days nor later than 60 days before the first anniversary of the preceding year's annual meeting.

    The proposal must contain the following information:

  •
  A brief description of the matter and the reasons for introducing such matter at the Annual Meeting:

  •
  Any material interest of the shareholder in such business;

  •
  The beneficial owner, if any, on whose behalf the proposal is made;

  •
  The shareholder's name and address and the name and address of the beneficial owner, if any; and

  •
  The class and number of shares of common stock held by the shareholder and the beneficial owner, if any.

    Notice of any nomination for the Board of Directors must be received:

  •
  Not earlier than 90 days nor later than 60 days before the first anniversary of the preceding year's annual meeting.

    The notice of nomination by any shareholder must contain the following information:

  •
  A representation that: (1) the shareholder is, and will be on the record date, a beneficial owner or a holder of record of stock of the Corporation entitled to vote at such meeting; (2) the shareholder has, and will have on the record date, full voting power with respect to such shares; and (3) the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

    Additionally, each notice shall include:

  •
  The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

  •
  A description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

  •
  The number and kinds of securities of the Corporation held beneficially or of record by each proposed nominee;

  •
  Other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for the initial election of such proposed nominee for director (including the person's written consent to be named in the proxy statement as a nominee);

  •
  The consent of each proposed nominee to serve as a director if so elected; and

  •
  A completed Director Qualification, Eligibility and Disclosure Questionnaire.

    The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

    A shareholder complying with the above procedures may still not be entitled to have its proposals included in next year's proxy statement. Under the rules of the SEC, shareholder proposals must be received by us in writing addressed to the Secretary of the Company at the address set forth above no later than December 21, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting. Under Rule 14a-4 of Regulation 14A under the Securities Exchange Act of 1934, the persons named as proxies have the right, and intend to vote in their discretion any shares for which they receive proxies as to any matter which is presented at the Annual Meeting of Shareholders for which notice was not properly received.

    Shareholders seeking to include a proposal or to nominate a director for next year's meeting should consult the Company's Bylaws, a copy of which is available at no charge by writing to the Secretary of the Company.

Legal Proceedings

IDA R NOLL V. ILLINI CORPORATION, ET AL.,
Sangamon county Case No. 98 MR 226

    On or about July 17, 1998, Ida R. Noll ("Noll") filed a 14 count complaint against Illini and all members of Illini's Board of Directors serving at that time, except William Walschleger, Jr., in the Seventh Judicial Circuit, Sangamon County, Illinois. On September 28, 1998 Judge Carmody dismissed the complaint and granted Noll 21 days to file an Amended Complaint. Noll filed an Amended Complaint on October 19, 1998. The Amended Complaint was also dismissed, but Noll was granted leave to file a Second Amended Complaint. Illini and the directors answered the Second Amended complaint.

    The Second Amended Complaint arose out of Illini's adoption of a Shareholder Rights Agreement on July 20, 1997, Illini's subsequent adoption of a First Amendment to the Rights Agreement on July 1, 1998, and the Noll's assertion that she became an "acquiring person" under the Rights Agreement on April 16, 1998. Noll sought declaratory and injunctive relief from Illini and the directors regarding the alleged triggering of the Rights Agreement. Noll also challenged the enforceability and validity of the First Amendment to the Rights Agreement. Noll sought compensatory and punitive damages against the directors arising our of the directors' alleged breaches of fiduciary duty committed in connection with the Rights Agreement and the First Amendment to the Rights Agreement. Noll sought recovery of her attorneys' fees and costs in connection with her action, alleging attorneys' fees through October 23, 1998 of approximately $50,000 and expenses of approximately $5,000. Illini and the directors vigorously contested and opposed the allegations.

    On July 6, 1999, Illini adopted a Second Amendment to its Shareholder Rights Agreement. Illini moved on August 31, 1999, for summary judgment as to the counts of the Second Amended Complaint directed against it. Illini's motion argued that the adoption of the Second Amendment rendered the case against it moot. The Defendant directors also filed on or about September 15, 1999, a Joint Motion for summary judgment as to the counts directed against them. On October 18, 1999, after denying Noll's motion to continue the hearing, the court granted both motions. Counsel for the Defendants submitted written orders granting the Defendants' summary judgment motions, which were entered by the Court on January 12, 2000.

    Noll's counsel filed a petition for payment of her attorneys' fees by Illini which was heard on December 9, 1999. The Court denied Noll's fee petition. Noll filed a Motion for Reconsideration of the Orders granting the Defendants' Motions for summary Judgment and denying attorneys' fees. Hearing on that Motion was scheduled for April 11, 2000.

Additional Information Available

    Upon written request, without charge to any shareholder, Illini will provide additional copies of its Annual Report on Form 10-KSB and the schedules thereto filed with the Securities Exchange Commission for fiscal year 1999 including the consolidated financial statements and schedules thereto. All such inquiries should be directed to Burnard K. McHone, President, Illini Corporation, P.O. Box 13257, Springfield, Illinois 62791-3257.

Other Business

    The Board of Directors of Illini is not aware of any other matters that may come before the Annual Meeting of Shareholders. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting or any adjournment thereof.

                      By Resolution of the Board of Directors

                      /s/ William B. McCubbin

                      William B. McCubbin

                      Secretary

Date: April 20, 2000

Illini Corporation
Please complete both sides of the Proxy Card,
detach and return in the enclosed envelope.

DETACH PROXY CARD HERE
 SOLICITED BY THE BOARD OF DIRECTORS OF ILLINI CORPORATION

The undersigned appoints John H. Pickrell and William B. McCubbin, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of common stock of Illini Corporation held of record in the name of, at the close of business on April 19, 2000 and, in their discretion, to vote on all other matters which may properly come before the May 25, 2000 Annual Meeting of Shareholders of Illini Corporation and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.

If joint account, each joint owner should sign. State title when signing as executor, administrator, trustee, guardian, etc.
DO NOT FOLD
DATED
SIGNED

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Illini Corporation 3200 West Iles Avenue Springfield, IL 62707 Meeting to be held at: Illini Bank 120 S. Chatham Rd. Springfield, IL 10 a.m., Thursday May 25, 2000

The votes represented by this proxy, if properly executed, will be voted as indicated by you. If you sign and return the proxy unmarked, such votes will be voted "FOR" the election of directors, cumulatively for some if the proxies shall determine at their sole discretion, and "FOR" approval of the appointment of auditors. No proposal is related to or conditioned on any other proposal.

DIRECTORS RECOMMEND a Vote "FOR" Items 1 and 2.

1. Election of Directors For / / all nominees listed below (except as marked to the contrary)	Withhold Authority/ / to vote for all nominees
Thomas A. Black Lawrence B. Curtin	Ronald E. Cramer Cathleen Sweeten

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. Approval of the appointment of Olive, LLP as independent public accountants for 2000.	For / /	Against / /	Abstain / /

Please mark your votes with an /x/. Then DATE PROXY AND SIGN ON REVERSE side exactly as name(s) are shown and return signed proxy in enclosed envelope.

(To be signed on reverse side)

QuickLinks

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2000
Proposal I—Election of Directors
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOUR DIRECTOR NOMINEES.
Summary Compensation Table Annual Compensation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF